UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SUNAMERICA SERIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Touchstone Investments to acquire Certain Retail Mutual Fund

Business Assets from AIG Life & Retirement

●	The transaction excludes AIG Life & Retirement’s fund management platform dedicated to its variable insurance products

NEW YORK – February 8, 2021 – AIG Life & Retirement, a division of American International Group, Inc. (NYSE: AIG) and Touchstone Investments, an indirect wholly-owned subsidiary of Western & Southern Financial Group, today announced they have entered into a definitive agreement for Touchstone to acquire certain assets of AIG Life & Retirement’s Retail Mutual Funds business.

AIG’s Life & Retirement’s Retail Mutual Funds business manages $7.8 billion in assets across eighteen funds as of December 31, 2020. In the proposed transaction, which is subject to fund shareholder approval and is expected to close in mid-2021, twelve funds with approximately $7.5 billion in assets would be reorganized into Touchstone funds.

Under the terms of the agreement, twelve retail mutual funds currently managed by SunAmerica Asset Management, LLC (SAAMCo), a member of AIG Life & Retirement, will be reorganized into either existing Touchstone funds or into newly created Touchstone funds, each of which is or will be advised by Touchstone. Six retail mutual funds currently managed by SAAMCo not included in the transaction will be wound down and liquidated. AIG Life & Retirement will retain its fund management platform and capabilities dedicated to its variable insurance products. Tables 1 and 2 below set out the proposed actions for each fund.

“Our retail mutual funds platform has been a pioneer in rules-based investing and has generated long-term returns since its inception,” said Kevin Hogan, Executive Vice President and CEO of AIG Life & Retirement. “The decision to sell this business is not related to AIG’s decision to separate the Life & Retirement business, rather we determined that it was no longer core to our offering. We are confident that the funds’ shareholders will benefit from the experienced management, strong distribution platform, scale and service that Touchstone will provide. I would like to sincerely thank the team that has helped to make the retail mutual funds business the success that it is today.”

“We are committed to providing a seamless transition for AIG funds’ shareholders to our Touchstone funds,” said Blake Moore, President and CEO of Touchstone. “We believe that our actively managed mutual funds provide innovative solutions to help shareholders achieve their financial goals. We are confident that both AIG funds’ shareholders and their financial professionals will be well served by Touchstone.”

After the completion of the acquisition, the Touchstone complex will exceed $30 billion in assets under management and will include 33 mutual funds across asset classes and investment styles for both retail and institutional investors.

Piper Sandler and Willkie Farr & Gallagher LLP advised AIG on the transaction.

Table 1: AIG funds that will be mapped into existing Touchstone Funds

AIG Fund	Reorganized into existing Touchstone Funds

AIG Focused Alpha Large-Cap	Touchstone Large Cap Focused Fund

AIG Focused Growth Fund	Touchstone Sands Capital Select Growth Fund

AIG Active Allocation Fund	Touchstone Balanced Fund

AIG Multi-Asset Allocation Fund	Touchstone Balanced Fund

AIG Strategic Value Fund	Touchstone Value Fund

AIG Senior Floating Rate Fund	Touchstone Credit Opportunities Fund

AIG U.S. Government Securities Fund	Touchstone Active Bond Fund

AIG International Dividend Strategy Fund	Touchstone International Equity Fund

Table 2: AIG funds that will be mapped into new Touchstone funds

AIG Fund	Reorganized into new Touchstone Funds

AIG Focused Dividend Strategy Fund	Touchstone Dividend Equity Fund
AIG Select Dividend Growth Fund

AIG Strategic Bond Fund	Touchstone Strategic Income Opportunities Fund
AIG Flexible Credit Fund

The AIG funds to be wound down are: AIG Government Money Market Fund; AIG ESG Dividend Fund; AIG Income Explorer Fund; AIG Small-Cap Fund; AIG Commodity Strategy Fund and the AIG Japan Fund.

Disclosures

A Registration Statement for each of the Touchstone Dividend Equity Fund and the Touchstone Strategic Income Opportunities Fund has been filed with the Securities and Exchange Commission but is not yet effective. Information contained herein is subject to completion or amendment. Fund securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Investors should consider a fund’s investment objectives, risks, charges and expenses before investing. The prospectus and the summary prospectus contain this and other information about the fund. To obtain a prospectus or a summary prospectus for Touchstone Funds, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/resources or call Touchstone at 800-638-8194; the prospectus and summary prospectus for an AIG Fund can be obtained from your financial advisor, the AIG Funds Sales Desk at 800-858-8850, ext. 6003, or at aig.com/funds. Please read the prospectus and/or summary prospectus carefully before investing.

AIG Funds are advised by SunAmerica Asset Management, LLC (SAAMCo) and distributed by AIG Capital Services, Inc. (ACS), Member FINRA. Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, NJ 07311, 800-858-8850. SAAMCo and ACS are members of American International Group, Inc. (AIG). Not FDIC or NCUA/NCUSIF Insured. May Lose Value. No Bank or Credit Union Guarantee. Not a Deposit. Not Insured by any Federal Government Agency.

Investors and shareholders of the AIG Funds are urged to the read the proxy statement/prospectus filed with the SEC carefully and in its entirety when it becomes available because it will contain important information about the reorganizations. The proxy statement/prospectus will not constitute an offer to buy or sell securities in any state where such offer or sale is not permitted. Shareholders may obtain a free copy of the proxy statement/prospectus (when it becomes available) at the SEC’s web site at www.sec.gov.

About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

About Touchstone Investments

Touchstone Investments is a Distinctively Active mutual fund company committed to providing investors with access to strategies sub-advised by institutional asset managers. It employs an integrated and rigorous process for identifying and partnering with highly skilled asset managers with organizational stability, quality personnel, strong adherence to investment discipline and solid infrastructure. These attributes constitute what Touchstone holds to be the necessary elements of repeatable and competitive results over time. Touchstone advocates a robust approach when constructing portfolios that use only active strategies or employ active strategies to complement passive ones. This philosophy has produced a diverse but focused product offering that gives investors a full breadth of investment options across styles and asset classes, including U.S. equity, international/global equity, income and multi-asset funds. Based on fundamental investing, Touchstone’s actively managed, high-conviction, concentrated portfolios are benchmark aware but not benchmark constrained. The Touchstone Funds are advised by Touchstone Advisors, Inc., a registered investment advisor, and are distributed nationally through intermediaries including broker-dealers, financial planners and institutions by Touchstone Securities, Inc., a registered broker-dealer and member FINRA/SIPC. Touchstone, Touchstone Funds and Touchstone Investments are federal service mark registrations and applications owned by IFS Financial Services, Inc. Touchstone Securities, Inc., Touchstone Advisors, Inc., and IFS Financial Services, Inc., are members of Western & Southern Financial Group. For more information, please visit TouchstoneInvestments.com.

Contacts:

Sabra Purtill (Investors): sabra.purtill@aig.com

Shelley Singh (Investors): shelley.singh@aig.com

Marc Hazelton (Media): marc.hazelton@aig.com

Touchstone (Media): Sharon Karp: Sharon.Karp@touchstonefunds.com